Exhibit 10.3

CLASS A WARRANT TO PURCHASE COMMON STOCK

OF

CHINA DIGITAL MEDIA CORPORATION (this “Warrant”)

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND MAY NOT BE TRANSFERRED UNTIL (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) SHALL HAVE BECOME EFFECTIVE WITH RESPECT THERETO OR (ii) RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE SECURITIES ACT IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER NOR IS SUCH TRANSFER IN VIOLATION OF ANY APPLICABLE STATE SECURITIES LAWS. THIS LEGEND SHALL BE ENDORSED UPON ANY WARRANT ISSUED IN EXCHANGE FOR THIS WARRANT OR ANY SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT.

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This is to Certify That, FOR VALUE RECEIVED,     , or its assigns (“Holder”), is entitled to purchase, subject to the provisions of this Class A Warrant, from China Digital Media Corporation, a Nevada corporation (the “Company”),       (  ) fully paid, validly issued and nonassessable shares of common stock, par value $0.001 per share, of the Company (“Common Stock”) at a price per share of $0.80 (the “Initial Exercise Price”), which exercise may take place at any time or from time to time during the period of six (6) years from the day which is ninety (90) days following the Company’s firm underwritten public offering of securities pursuant to a registration statement filed by the Company under the Securities Act (the “Public Offering”) or June 1, 2007 (the “Exercise Period”). This Warrant is subject to the lock-up provisions set forth in Section 2 of the Subscription Agreement. This Warrant comprises a portion of a Unit being sold by the Company pursuant to a Subscription Agreement dated November __, 2006 (the “Subscription Agreement”). Unless otherwise defined herein, terms defined in this Warrant shall have the meaning as set forth in the Subscription Agreement. The number of shares of Common Stock to be received upon the exercise of this Warrant and the price to be paid for each share of Common Stock may be adjusted from time to time as hereinafter set forth. The shares of Common Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter sometimes referred to as “Warrant Shares” and the exercise price of a share of Common Stock in effect at any time and as adjusted from time to time is hereinafter sometimes referred to as the “Exercise Price.”

(a) EXERCISE OF WARRANT; CANCELLATION OF WARRANT.

(1) This Warrant may be exercised in whole or in part at any time or from time to time during the Exercise Period; provided, however, that (i) if either such day is a day on which banking institutions in the State of Nevada are authorized by law to close, then on the next succeeding day which shall not be such a day, and (ii) in the event of any merger, consolidation or sale of substantially all the assets of the Company as an entirety, which is anticipated to result in any distribution to the Company's stockholders prior to the commencement of the Exercise Period, the Company shall, as a condition precedent to such transaction, cause effective provisions to be made so that the Holder shall have the right to exercise this Warrant, in conjunction with such transaction, into the kind and amount of shares of stock and other securities and property (including cash) receivable by a holder of the number of shares of Common Stock into which this Warrant might have been exercisable immediately prior thereto. This Warrant may be exercised by presentation and surrender hereof to the Company at its principal office with the Purchase Form annexed hereto duly executed and accompanied by payment of the Exercise Price for the number of Warrant Shares specified in such form. As soon as practicable after each such exercise of the warrants, but not later than three (3) business days following the receipt of good and available funds, the Company shall issue and deliver to the Holder a certificate or certificate for the Warrant Shares issuable upon such exercise, registered in the name of the Holder or its designee. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the Warrant Shares purchasable thereunder. Upon receipt by the Company of this Warrant at its office in proper form for exercise accompanied by payment of the Exercise Price for the number of Warrant Shares specified in such form, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be physically delivered to the Holder.

(b) RESERVATION OF SHARES. The Company shall at all times reserve for issuance and/or delivery upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance and delivery upon exercise of the Warrants.

(c) STOCK FULLY PAID. The Company represents, warrants, covenants and agrees that all shares of Warrant Stock which may be issued upon the exercise of this Warrant or otherwise hereunder will, when issued in accordance with the terms of this Warrant, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by or through the Company. The Company further covenants and agrees that during the period within which this Warrant may be exercised, the Company will at all times have authorized and reserved for the purpose of issuance upon exercise of this Warrant a number of shares of Common Stock equal to at least one hundred twenty percent (120%) of the aggregate number of shares of Common Stock to provide for the exercise of this Warrant.

(d)  COVENANTS. The Company shall not by any action including, without limitation, amending the Articles of Incorporation or the by-laws of the Company, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holder hereof against dilution (to the extent specifically provided herein) or impairment. Without limiting the generality of the foregoing, the Company will (i) not permit the par value, if any, of its Common Stock to exceed the then effective Warrant Price, (ii) not amend or modify any provision of the Articles of Incorporation or by-laws of the Company in any manner that would adversely affect the rights of the Holders of the Warrants, (iii) take all such action as may be reasonably necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock, free and clear of any liens, claims, encumbrances and restrictions (other than as provided herein) upon the exercise of this Warrant, and (iv) use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be reasonably necessary to enable the Company to perform its obligations under this Warrant.

(e) FRACTIONAL SHARES. No fractional shares or script representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon any exercise hereof, the Company, at its option, may either round the number of shares issuable up to the nearest whole share or shall pay to the Holder an amount in cash equal to such fraction multiplied by the current market value of a share, determined as follows:

(1) If the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the Nasdaq Global Market, the current market value shall be the last reported sale price of the Common Stock on such exchange or market on the last business day prior to the date of exercise of this Warrant or if no such sale is made on such day, the average of the closing bid and asked prices for such day on such exchange or market; or

(2) If the Common Stock is not so listed or admitted to unlisted trading privileges, but is traded on the Nasdaq Capital Market, the current market value shall be the average of the closing bid and asked prices for such day on such market and if the Common Stock is not so traded, the current market value shall be the mean of the last reported bid and asked prices reported by the NASD Electronic Bulletin Board on the last business day prior to the date of the exercise of this Warrant; or

(3) If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current market value shall be an amount, not less than book value thereof as at the end of the most recent fiscal year of the Company ending prior to the date of the exercise of the Warrant, determined in such reasonable manner as may be prescribed by the Board of Directors of the Company.

(f) OWNERSHIP CAP AND EXERCISE RESTRICTION. Notwithstanding anything to the contrary set forth in this Warrant, at no time may a Holder of this Warrant exercise this Warrant if the number of shares of Common Stock to be issued pursuant to such exercise would exceed, when aggregated with all other shares of Common Stock owned by such Holder at such time, the number of shares of Common Stock which would result in such Holder beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) in excess of 9.9% of the then issued and outstanding shares of Common Stock; provided, however, that upon a holder of this Warrant providing the Company with sixty-one (61) days notice (pursuant to Section (l) hereof) (the "Waiver Notice") that such Holder would like to waive this Section (g) with regard to any or all shares of Common Stock issuable upon exercise of this Warrant, this Section (g) will be of no force or effect with regard to all or a portion of the Warrant referenced in the Waiver Notice; provided, further, that this provision shall be of no further force or effect during the sixty-one (61) days immediately preceding the expiration of the term of this Warrant

(g) EXCHANGE, TRANSFER, ASSIGNMENT OR LOSS OF WARRANT. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. Upon surrender of this Warrant to the Company at its principal office or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be cancelled. This Warrant may be divided or combined with other warrants which carry the same rights upon presentation hereof at the principal office of the Company or at the office of its stock transfer agent, if any, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof. The term “Warrant” as used herein includes any Warrants into which this Warrant may be divided or exchanged. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.

(h) RIGHTS OF THE HOLDER. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in the Warrant and are not enforceable against the Company except to the extent set forth herein.

(i) ANTI-DILUTION PROVISIONS. Subject to the provisions of Section l hereof, the Exercise Price in effect at any time and the number and kind of securities purchasable upon the exercise of the Warrants shall be subject to adjustment from time to time upon the happening of certain events as follows:

(1) In case the Company shall hereafter (i) declare a dividend or make a distribution on its outstanding shares of Common Stock in shares of Common Stock, (ii) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the price determined by multiplying the Exercise Price by a fraction, the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such action, and the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such action with an appropriate adjustment in the number of shares purchasable hereunder as described in Subsection (6). Such adjustment shall be made successively whenever any event listed above shall occur.

(2) Subject to the provisions of Subsection (6) below, in case the Company shall fix a record date for the issuance of rights or warrants to all of the holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price (the “Subscription Price”) of $0.80 or less (which price shall be proportionately adjusted if any of the events in Subsections (1), (2), or (3) occur), the Exercise Price shall be adjusted so that the same shall equal the lower of (i) the price determined by multiplying the Exercise Price in effect immediately prior to the date of such issuance by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding on the record date mentioned below and the number of additional shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered (or the aggregate conversion price of the convertible securities so offered) would purchase at such current market price per share of the Common Stock, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding on such record date and the number of additional shares of Common Stock offered for subscription or purchase (or into which the convertible securities so offered are convertible) or (ii) in the event the Subscription Price is equal to or higher than the current market price but is less than the Exercise Price, the price determined by multiplying the Exercise Price in effect immediately prior to the date of issuance by a fraction, the numerator of which shall be the sum of the number of shares outstanding on the record date mentioned below and the number of additional shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered (or the aggregate conversion price of the convertible securities so offered) would purchase at the Exercise Price in effect immediately prior to the date of such issuance, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding on the record date mentioned below and the number of additional shares of Common Stock offered for subscription or purchase (or into which the convertible securities so offered are convertible). Such adjustment shall be made successively whenever such rights or warrants are issued and shall become effective immediately after the record date for the determination of shareholders entitled to receive such rights or warrants; and to the extent that shares of Common Stock are not delivered (or securities convertible into Common Stock are not delivered) after the expiration of such rights or warrants the Exercise Price shall be readjusted to the Exercise Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made upon the basis of delivery of only the number of shares of Common Stock (or securities convertible into Common Stock) actually delivered.

(3) In case the Company shall hereafter distribute to the holders of its Common Stock evidences of its indebtedness or assets (excluding cash dividends or distributions and dividends or distributions referred to in Subsection (1) above) or subscription rights or warrants (excluding those referred to in Subsection (2) above), then in each such case the Exercise Price in effect thereafter shall be determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding multiplied by the current market price per share of Common Stock, less the fair market value (as determined by the Company's Board of Directors) of said assets or evidences of indebtedness so distributed or of such rights or warrants, and the denominator of which shall be the total number of shares of Common Stock outstanding multiplied by such current market price per share of Common Stock. Such adjustment shall be made successively whenever such a record date is fixed. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date for the determination of shareholders entitled to receive such distribution.

(4) Subject to the provisions of Subsection (6) below, in case the Company shall hereafter issue shares of its Common Stock (excluding shares issued (a) in any of the transactions described in Subsection (1) above, (b) upon exercise of options, warrants, convertible preferred stock, and convertible debentures outstanding as of the date hereof or set forth on Schedule 9(c) of the Subscription Agreement, (c) to shareholders of any corporation acquired by the Company or which merges into the Company in proportion to their stock holdings of such corporation immediately prior to such merger, upon such merger, (d) issued in a bona fide public offering pursuant to a firm commitment underwriting, (e) upon the issuance of shares of Common Stock (or Common Stock equivalents) to the Company’s employees, directors, and consultants for services rendered to the Company, not to exceed an aggregate of 10% of the sum of (i) the number of shares of Common Stock outstanding plus (ii) the number of shares underlying the Debentures (as defined in the Subscription Agreement); provided, however, that the Company shall not issue any shares of Common Stock (or Common Stock equivalents) to its executive officers, directors or 5% or greater shareholders until such time as the Registration Statement registering the shares underlying the debentures has been continuously effective (excluding reasonable periods required for material updates) for a period of six months and thereafter, with regard to its executive officers, directors and 5% or greater shareholders, the Company shall issue no more than one tenth of the amount of Common Stock (or Common Stock equivalents) permitted hereunder during any fiscal quarter, and (f) issued to financial institutions in connection with financing arrangements) for a consideration per share (the “Offering Price”) less than $0.80 per share (which price shall be proportionately adjusted if any of the events in Subsections (1), (2), or (3) occur), the Exercise Price shall be adjusted immediately thereafter so that it shall equal the price determined by multiplying the Exercise Price in effect immediately prior to the date of issuance by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares and the number of shares of Common Stock which the aggregate consideration received for the issuance of such additional shares would purchase at the Exercise Price in effect immediately prior to the date of such issuance, and the denominator of which shall be the number of shares of Common Stock outstanding immediately after the issuance of such additional shares. Such adjustment shall be made successively whenever such an issuance is made.

(5) Subject to the provisions of Subsection (6) below, in case the Company shall hereafter issue any securities convertible into or exchangeable for its Common Stock (excluding securities issued in transactions described in Subsections (2), (3), and (4) above) for a consideration of $0.80 per share or less (which price shall be proportionately adjusted if any of the events in Subsections (1), (2), or (3) occur), the Exercise Price shall be adjusted immediately thereafter so that it shall equal the price determined by multiplying the Exercise Price in effect immediately prior to the date of issuance by a fraction, the numerator of which shall be the sum of the number of shares outstanding immediately prior to the issuance of such securities and the number of shares of Common Stock which the aggregate consideration received for such securities would purchase at the Exercise Price in effect immediately prior to the date of such issuance, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to the issuance of such securities and the maximum number of shares of Common Stock of the Company deliverable upon conversion of or in exchange for such securities at the initial conversion or exchange price or rate. Such adjustment shall be made successively whenever such an issuance is made.

(6) Whenever the Exercise Price payable upon exercise of each Warrant is adjusted pursuant to Subsections (1), (2), (3), (4) and (5) above, the number of Shares purchasable upon exercise of this Warrant shall simultaneously be adjusted by multiplying the number of Shares initially issuable upon exercise of this Warrant by the Exercise Price in effect on the date hereof and dividing the product so obtained by the Exercise Price, as adjusted.

(7) For purposes of any computation respecting consideration received pursuant to Subsections (4) and (5) above, the following shall apply:

(A) in the case of the issuance of shares of Common Stock for cash, the consideration shall be the amount of such cash, provided that in no case shall any deduction be made for any commissions, discounts or other expenses incurred by the Company for any underwriting of the issue or otherwise in connection therewith;

(B) in the case of the issuance of shares of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors of the Company (irrespective of the accounting treatment thereof), whose determination shall be conclusive; and

(C) in the case of the issuance of securities convertible into or exchangeable for shares of Common Stock, the aggregate consideration received therefor shall be deemed to be the consideration received by the Company for the issuance of such securities plus the additional minimum consideration, if any, to be received by the Company upon the conversion or exchange thereof (the consideration in each case to be determined in the same manner as provided in clauses (A) and (B) of this Subsection (7)).

(8) For the purpose of any computation under Subsections (2), (3), (4) and (5) above, the current market price per share of Common Stock at any date shall be determined in the manner set forth in Section (e) hereof except that the current market price per share shall be deemed to be the higher of (i) the average of the closing prices for 30 consecutive business days before such date or (ii) the closing price on the business day immediately preceding such date.

(9) No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least five cents ($0.05) in such price; provided, however, that any adjustments which by reason of this Subsection (9) are not required to be made shall be carried forward and taken into account in any subsequent adjustment required to be made hereunder. All calculations under this Section (i) shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. Anything in this Section (i) to the contrary notwithstanding, the Company shall be entitled, but shall not be required, to make such changes in the Exercise Price, in addition to those required by this Section (i), as it shall determine, in its sole discretion, to be advisable in order that any dividend or distribution in shares of Common Stock, or any subdivision, reclassification or combination of Common Stock, hereafter made by the Company shall not result in any Federal Income tax liability to the holders of Common Stock or securities convertible into Common Stock (including Warrants).

(10) Whenever the Exercise Price is adjusted, as herein provided, the Company shall promptly but no later than 30 days after any request for such an adjustment by the Holder, cause a notice setting forth the adjusted Exercise Price and adjusted number of Shares issuable upon exercise of each Warrant, and, if requested, information describing the transactions giving rise to such adjustments, to be mailed to the Holders at their last addresses appearing in the Warrant Register, and shall cause a certified copy thereof to be mailed to its transfer agent, if any. In the event the Company does not provide the Holder with such notice and information within 30 days of a request by the Holder, the failure of which causes the Holder material damage, then notwithstanding the provisions of this Section (i), the Exercise Price shall be immediately adjusted to equal the lowest Offering Price, Subscription Price or Conversion Price, as applicable, since the date of this Warrant, and the number of shares issuable upon exercise of this Warrant shall be adjusted accordingly. The Company may retain a firm of independent certified public accountants selected by the Board of Directors (who may be the regular accountants employed by the Company) to make any computation required by this Section (i), and a certificate signed by such firm shall be conclusive evidence of the correctness of such adjustment.

(11) In the event that at any time, as a result of an adjustment made pursuant to Subsection (1) above, the Holder of this Warrant thereafter shall become entitled to receive any shares of the Company, other than Common Stock, thereafter the number of such other shares so receivable upon exercise of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Subsections (1) to (10), inclusive above.

(12) Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon exercise of this Warrant, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the similar Warrants initially issuable pursuant to this Agreement.

(j) OFFICER'S CERTIFICATE. Whenever the Exercise Price shall be adjusted as required by the provisions of the foregoing Section, the Company shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office and with its stock transfer agent, if any, an officer's certificate showing the adjusted Exercise Price determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment, including a statement of the number of additional shares of Common Stock, if any, and such other facts as shall be necessary to show the reason for and the manner of computing such adjustment. Each such officer's certificate shall be made available at all reasonable times for inspection by the holder or any holder of a Warrant executed and delivered pursuant to Section (a) and the Company shall, forthwith after each such adjustment, mail a copy by certified mail of such certificate to the Holder or any such holder.

(k) NOTICES TO WARRANT HOLDERS. So long as this Warrant shall be outstanding, (i) if the Company shall pay any dividend or make any distribution upon the Common Stock or (ii) if the Company shall offer to the holders of Common Stock for subscription or purchase by them any share of any class or any other rights or (iii) if any capital reorganization of the Company, reclassification of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, sale, lease or transfer of all or substantially all of the property and assets of the Company to another corporation, or voluntary or involuntary dissolution, liquidation or winding up of the Company shall be effected, then in any such case, the Company shall cause to be mailed by certified mail to the Holder, at least ten (10) days prior the date specified in (x) or (y) below, as the case may be, a notice containing a brief description of the proposed action and stating the date on which (x) a record is to be taken for the purpose of such dividend, distribution or rights, or (y) such reclassification, reorganization, consolidation, merger, conveyance, lease, dissolution, liquidation or winding up is to take place and the date, if any is to be fixed, as of which the holders of Common Stock or other securities shall receive cash or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up.

(l) RECLASSIFICATION, REORGANIZATION OR MERGER.

(1)  Subject to the provisions of Section (i) above, in case the Company after the Original Issue Date shall do any of the following (each, a "Triggering Event"): (a) consolidate or merge with or into any other Person and the Company shall not be the continuing or surviving corporation of such consolidation or merger, or (b) permit any other Person to consolidate with or merge into the Company and the Company shall be the continuing or surviving Person but, in connection with such consolidation or merger, any Capital Stock of the Company shall be changed into or exchanged for Securities of any other Person or cash or any other property, or (c) transfer all or substantially all of its properties or assets to any other Person, then, and in the case of each such Triggering Event, proper provision shall be made to the Warrant Price and the number of shares of Warrant Stock that may be purchased upon exercise of this Warrant so that, upon the basis and the terms and in the manner provided in this Warrant, the Holder of this Warrant shall be entitled upon the exercise hereof at any time after the consummation of such Triggering Event, to the extent this Warrant is not exercised prior to such Triggering Event, to receive at the Warrant Price as adjusted to take into account the consummation of such Triggering Event, in lieu of the Common Stock issuable upon such exercise of this Warrant prior to such Triggering Event, the Securities, cash and property to which such Holder would have been entitled upon the consummation of such Triggering Event if such Holder had exercised the rights represented by this Warrant immediately prior thereto (including the right of a shareholder to elect the type of consideration it will receive upon a Triggering Event), subject to adjustments (subsequent to such corporate action) as nearly equivalent as possible to the adjustments provided for elsewhere in Section (i), and the Warrant Price shall be adjusted to equal the product of (A) the closing price of the common stock of the continuing or surviving corporation as a result of such Triggering Event as of the date immediately preceding the date of the consummation of such Triggering Event multiplied by (B) the quotient of (i) the Warrant Price divided by (ii) the Per Share Market Value of the Common Stock as of the date immediately preceding the Original Issue Date.

(2)  In the event that the Holder has elected not to exercise this Warrant prior to the consummation of a Triggering Event, the surviving entity and/or each Person (other than the Company) which may be required to deliver any Securities, cash or property upon the exercise of this Warrant as provided herein shall assume, by written instrument delivered to, and reasonably satisfactory to, the Holder of this Warrant, (A) the obligations of the Company under this Warrant (and if the Company shall survive the consummation of such Triggering Event, such assumption shall be in addition to, and shall not release the Company from, any continuing obligations of the Company under this Warrant) and (B) the obligation to deliver to such Holder such Securities, cash or property as, in accordance with the foregoing provisions of this subsection (a), such Holder shall be entitled to receive, and the surviving entity and/or each such Person shall have similarly delivered to such Holder an opinion of counsel for the surviving entity and/or each such Person, which counsel shall be reasonably satisfactory to such Holder, or in the alternative, a written acknowledgement executed by the President or Chief Financial Officer of the Company, stating that this Warrant shall thereafter continue in full force and effect and the terms hereof (including, without limitation, all of the provisions of this subsection (ii)) shall be applicable to the Securities, cash or property which the surviving entity and/or each such Person may be required to deliver upon any exercise of this Warrant or the exercise of any rights pursuant hereto.

(3)  Immediately upon the occurrence of a Triggering Event, the Company shall notify the Holder in writing of such Triggering Event and provide the calculations in determining the number of shares of Warrant Stock issuable upon exercise of the new warrant and the adjusted Warrant Price.  Upon the Holder’s request, the continuing or surviving corporation as a result of such Triggering Event shall issue to the Holder a new warrant of like tenor evidencing the right to purchase the adjusted number of shares of Warrant Stock and the adjusted Warrant Price pursuant to the terms and provisions of this Section (l)(1).

(4) Notwithstanding the foregoing, the provisions of Sections (l)(1), (l)(2) and (l)(3), if the surviving entity pursuant to any such Triggering Event is not a company that has (i) a class of equity securities registered pursuant to the Securities Exchange Act of 1934, as amended; (ii) its common stock listed or quoted on a national securities exchange, national automated quotation system or the OTC Bulletin Board; and, (iii) average monthly trading volume of its securities which exceeds 4% of its outstanding shares for the previous three months (a surviving entity that does meet such criteria is hereafter referred to as a “Qualified Issuer”), then the surviving entity, at the Holder’s request, shall pay to the Holder an amount in cash equal to the value of this Warrant calculated in accordance with the Agreed Valuation Formula (as defined below).

(5) Upon the Occurrence of a Triggering Event, the Company and the Holder agree to value this Warrant using the Black-Scholes option-pricing formula as set forth herein and further agree that the use of such assumptions, as set forth below, in conjunction with such formula is a fair and equitable method for valuing this Warrant regardless of whether or not the Black-Scholes formula would normally be used to value similar instruments in such a circumstance or would normally apply to such an instrument. The following assumptions shall be used to calculate the value of this Warrant in conjunction with the Black Scholes option-pricing formula upon the occurrence of a Triggering Event: (1) volatility of 90%; (2) risk-free interest rate based on the Federal Reserve Statistical Release H.15 (and/or such new release by the Federal Reserve that supplements or replaces Statistical Release H.15) using the Nominal Treasury constant maturities, the starting date being the date that the final acquisition price was announced and using the instrument with the closest maturity date but not less than the maturity date (e.g. if our warrant has 2.5 years left we would use the 3 year not the 2 year); (3) share price equals the final share price used in the Triggering Event; and (4) expected life beginning on the date the final price used for the Triggering Event is announced (the “Agreed Valuation Formula”).

(6) Notwithstanding the provisions of Sections (l)(1), (l)(2) and (l)(3), provided the surviving entity pursuant to a Triggering Event is a Qualified Issuer as defined in Section (l)(4), then the surviving entity may elect to pay the Holder the value of this Warrant, calculated in accordance with the Agreed Valuation Formula in registered shares of its common stock valued at fair market value calculated based upon the closing price of the surviving entity’s common stock, as of the date of the Triggering Event.

(7) The foregoing provisions of this Section (l) shall similarly apply to successive consolidations, mergers, sales or conveyances. In the event that in connection with any such capital reorganization, consolidation, merger, sale or conveyance, additional shares of Common Stock shall be issued in exchange, conversion, substitution or payment, in whole or in part, for a security of the Company other than Common Stock, any such issue shall be treated as an issue of Common Stock covered by the provisions of Subsection (1) of Section (i) hereof.

(m) REGISTRATION RIGHTS. The Holders of this Warrant shall have the registration rights set forth in Section 5(c) of the Subscription Agreement.

CHINA DIGITAL MEDIA CORPORATION

By:__________________________
Name: Ng Chi Shing (a.k.a. Daniel Ng)
Title: President and Chief Executive Officer

Dated: ________, 2006

PURCHASE FORM

Dated_________

The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing _____ shares of Common Stock and hereby makes payment of ____ in payment of the actual exercise price thereof.

___________________________________

INSTRUCTIONS FOR REGISTRATION OF STOCK

Name_________________________
(Please typewrite or print in block letters)

Address _______________________

Signature_______________________

ASSIGNMENT FORM

FOR VALUE RECEIVED, ______________________________ hereby sells, assigns and transfers unto

Name_________________________
(Please typewrite or print in block letters)

Address________________________

the right to purchase Common Stock represented by this Class A Warrant to the extent of   shares as to which such right is exercisable and does hereby irrevocably constitute and appoint   Attorney, to transfer the same on the books of the Company with full power of substitution in the premises.

Date _________________________

Signature______________________